Exhibit 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)
THIS JOINT FILING AGREEMENT is entered into as of November 30, 2018, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, par value $0.01 of Horizon Global Corporation and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: November 30, 2018	Lapetus Capital II LLC

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Vice President

Dated: November 30, 2018	Atlas Capital Resources II LP

By: Atlas Capital GP II LP, its general partner

By: Atlas Capital Resources GP II LLC, its general partner

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Managing Partner

Dated: November 30, 2018	Atlas Capital GP II LP

By: Atlas Capital Resources GP II LLC, its general partner

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Managing Partner

Dated: November 30, 2018	Atlas Capital Resources GP II LLC

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Managing Partner

Dated: November 30, 2018		/s/ Andrew M. Bursky
Andrew M. Bursky

Dated: November 30, 2018		/s/ Timothy J. Fazio
Timothy J. Fazio